Exhibit 10.1

LINE OF CREDIT AGREEMENT

LOAN PURPOSE: LINE OF CREDIT FOR WORKING CAPITAL

BORROWER INFORMATION

Squarex, LLC

7460 Pinehurst Road

Pine Springs, MN 55115

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the “Agreement”.

DATE. This Agreement concerns advances under this Agreement made since October 1, 2019, with an oral understanding between Hugh McTavish and the Board of Directors of Squarex, LLC, and is signed February 5, 2021. It is effective as of October 1, 2019.

LENDER. “Lender” means Hugh McTavish whose address is 7460 Pinehurst Road, Pine Springs, MN 55115, his successors and assigns.

BORROWER. “Borrower” means Squarex, LLC.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of One Million and 00/100 Dollars ($1,000,000.00) or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under this Agreement, and all interest and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Agreement will be paid according to the following required payment schedule:

As cash comes into the Company from investments or loans from other sources the Borrower will pay 10% of the first $1 million raised from other sources after January 1, 2021, 20% of the second $1 million, and up to 100% of the third $1 million raised from other sources after January 1, 2021, until the Agreement is paid in full.

The Agreement will be paid in full with all interest and any other charges by December 31, 2024, or prepaid in part or in full at the choice of the borrower. All payments received by the Lender from the Borrower for application to the Line of Credit may be applied to the Borrower’s obligations under the Line of Credit in such order as determined by the Lender.

ADVANCES BY LENDER. Advances of principal, repayment, and readvances may be made under this Agreement from time to time, but Lender, in his sole discretion, may refuse to make advances or readvances hereunder. All advances made will be charged to a loan account in Borrower’s name on Lender’s books, and the Lender shall debit such account for the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. If the Lender furnishes the Borrower with a statement of Borrower’s loan account, such statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Lender receives a written statement exception from Borrower within 10 days after such statement has been furnished.

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INTEREST RATE AND SCHEDULED PAYMENT CHANGES. The interest rate on this Agreement will be 15% per annum, accrued monthly.

LATE PAYMENT CHARGE. If payment in full is not received by the due date of December 31, 2024,, an immediate late payment charge of 5% of the amount outstanding will be assessed and the interest rate from that point forward will be 24% annually, compounded monthly.

LINE OF CREDIT TERMS. The Borrower and Lender agree that the Borrower may request an advance of all or part of the Line of Credit Limit if, at the time of the request, none of the following conditions exist.

●	Maximum amount on this Agreement is outstanding.

●	Undersigned has breached any of the terms, provisions, representations, requirements or promises contained in this Agreement or any other agreement noted below.

●	The Agreement or any other agreement relating thereto is in default.

●	Undersigned makes a request for an advance after the Maturity Date cited above.

●	The Lender chooses in his sole discretion to refuse an advance for any reason.

●	The Lender is precluded by law from making the advance.

●	Advances of principal, repayment, and readvances may be made under this Agreement from time to time but Lender, in its sole discretion, may refuse to make advances or readvances hereunder for any reason.

●	Advances under this Agreement may be requested orally or in writing by the Borrower or by an authorized person.

●	The total of any advance requested and unpaid principal cannot exceed One Million and 00/100 Dollars ($1,000,000.00).

●	All advances made will be charged to a loan account in Borrower’s name on Lender’s books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. Lender shall provide to Borrower periodic statements of Borrower’s loan account, which shall be deemed to be correct, accepted by, and binding upon Borrower unless Lender receives a written statement of exception from Borrower within 10 days after such statement is furnished.

DEFAULT. Upon the occurrence of any one of the following events (each, an “Event of Default” or “default” or “event of default”), Lender’s obligations, if any, to make any advances will, at Lender’s option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement to be immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement. (a) Borrower’s failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Agreement or any other agreement, security agreement executed in connection with this Agreement (individually, a “Loan Document” and collectively, the “Loan Documents”); (c) any default by Borrower under the terms of any other loan agreement, security agreement, or other document in favor of Lender,; (d) the dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is generally not paying Borrower’s debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower’s property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower’s business is sold to or merged with any other business, individual, or entity; (j) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower; or (k) the death of the Lender.

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OTHER APPLICABLE AGREEMENTS. If this Agreement is secured by a security agreement, mortgage, deed of trust, trust deed, security deed or loan agreement of even or previous date, it is subject to all the terms thereof.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of his heirs, executors, administrators, and assigns, and this Agreement shall be binding on all successors, administrators, heirs, executors, administrators, assigns and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Agreement is governed by the laws of the state of Minnesota except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Agreement, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys’ fees, to the extent permitted by law.

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BORROWER	LENDER
Squarex, LLC	Hugh McTavish

/s/	/s/
Hugh McTavish, President and Board Chair	Hugh McTavish

/s/
Gary Hildebrand, Director

/s/
Arkadiusz Dudek, Director

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